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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  APRIL 24, 2003

                         COMMISSION FILE NUMBER 1-07149

                               ITIS HOLDINGS INC.
                  (formerly ITIS Inc., a Delaware corporation)
                 (Exact name of Company as specified in charter)


                  NEVADA                               74-3069407
   (State  or  other  jurisdiction  of               (IRS  Employer
     incorporation  or  organization)              Identification No.)


      10750  HAMMERLY,  HOUSTON,  TEXAS                   77043
 (Address  of  principal  executive offices)            (Zip Code)

                 Registrant's telephone number:   (281) 600-6000


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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

Effective April 24, 2003, Fitts, Roberts & Co., P.C. (the "Predecessor Accountant") was dismissed as the independent accountants for ITIS Holdings Inc. (the "Company"), and Malone & Bailey, PLLC (the "Successor Accountant") was appointed as the Company's new independent accountants. The Predecessor Accountant has audited the Company's accounts since September 30, 2002. The most recently audited consolidated financial statements are for the year ended December 31, 2002.

The  Company's  Board  of  Directors  approved  this  action.

For the year ended December 31, 2002, the Predecessor Accountant's report did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During fiscal 2002 and 2003 from the date Fitts, Roberts & Co., P.C. was hired on September 16, 2002 through the date of their dismissal, there were no disagreements with the Predecessor Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Predecessor Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements of the Company for such period.

During 2001 and 2002 and also during the interim period from January 1 through April 24, 2003, we have not consulted with Malone & Bailey, PLLC regarding the application of accounting principles, the type of audit opinion, any matter that was the subject of a disagreement, or any reportable event.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

EXHIBIT

No.  16.4  Description

Letter from Fitts, Roberts & Co., P.C. to the Securities and Exchange Commission will be filed as an amendment to this 8-K when received.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ITIS  Holdings  INC.


Date:  April  29,  2003            By: /s/ Hunter  M.A.  Carr
                                      --------------------------
                                           Hunter  M.A.Carr
                                           President  and
                                           Chief  Executive  Officer


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